Exhibit 99.1

News For Immediate Release

WildHorse Resource Development Corporation Announces

Divestment of North Louisiana Assets and Acquisition of Lee County Properties

HOUSTON, February 12, 2018 – WildHorse Resource Development Corporation (NYSE: WRD) announced today that it has executed a definitive purchase and sale agreement to divest its North Louisiana assets to a third party for consideration of approximately $217 million, subject to customary purchase price adjustments. Additionally, WRD could receive contingent payments of up to $35 million based on the number of wells spud by the buyer on the North Louisiana assets over the next four years. This transaction, which is subject to customary closing conditions, is expected to close on or about March 30, 2018 and has an effective date of January 1, 2018

WRD’s North Louisiana assets are primarily located in Webster, Claiborne, Lincoln, Jackson, and Ouachita Parishes of Louisiana and include approximately 90,000 net acres of leasehold and approximately 473 operated wells. Estimated total proved reserves from the divested properties at December 31, 2017 were 412.1 Bcfe (41% proved developed and 98% natural gas). Estimated fourth quarter 2017 production from the divested properties was approximately 46.9 MMcfe/d (96% natural gas). Subsequent to the closing of the divestiture, 100% of WRD’s proved reserves will be located in the East Texas Eagle Ford and Austin Chalk.

Cash proceeds from the sale will be used to repay indebtedness outstanding under WRD’s revolving credit facility. As a result of the transaction, WRD estimates a year end net debt to annualized EBITDAX ratio below WRD’s target leverage of less than 2.0x. Based on initial discussions with its bank group, WRD anticipates that, the borrowing base on its revolving credit facility will remain unchanged at $875 million in connection with the closing of the transaction and will be reviewed along with its regularly scheduled year-end redetermination on or about March 30, 2018.

Lee County Eagle Ford Acquisition

In addition, WRD announced today that it has recently executed a definitive purchase and sale agreement to acquire producing and non-producing properties in Lee County, TX for approximately $19.3 million from an undisclosed seller. The deal is expected to close on March 1, 2018 with an effective date of July 1, 2017.

The acquired properties consist of approximately 17,453 net acres immediately contiguous to WRD’s existing Eagle Ford properties and 1 operated (4 non-operated) producing horizontal wells with combined net production of approximately 59 Boe/d. The acquired acreage includes rights exclusively to the Eagle Ford and is approximately 98% held by production. WRD estimates approximately 110 net locations on the acquired acreage with an average NRI of 82%. After the close of the acquisition, WRD expects to hold over 404,000 net acres in the Eagle Ford.

WRD also announced today the results of two Eagle Ford refrac tests located immediately adjacent to the acquisition acreage in Lee County, TX. The first well, the Gold 107 #1, which is located 3.5 miles southwest of the Burleson County line, achieved a peak 24-hour rate of 1,078 Boe/d including both its base production and the uplift from the refrac. The Gold 107 reached a peak 30-day uplift(1) of 388 Boe/d (95% oil) on a 5,711’ lateral.

The second refrac well, the Fritsche 109 #1, which is located 10.5 miles southwest of the Lee and Burleson County line, came online at a peak 30-day uplift of 481 Boe/d (88% oil) on a 5,387’ lateral. While there have been no prior Gen 3 wells in Lee County, the Gold and Fritsche refracs utilize a Gen 3 style design and are both performing in line with similar successful refracs completed by WRD in Burleson County. These wells represent the first examples of WRD’s strategy to cost effectively test the Gen 3 completion design through the use of refracs in areas with only Gen 1 legacy completions.

In addition, the Jurica #1H / Doughtie #1H pad, located immediately next to the Lee and Burleson County line, is averaging above the Eagle Ford type curve at an EUR of 96 Boe per foot and 90 Bo per foot. As previously announced on the third quarter 2017 earnings release, the two Eagle Ford wells came online at an average IP-30 of 730 Boe/d (95% oil). The Jurica / Doughtie pad is outside of Cawley Gillespie & Associates’ (“CG&A”) 3P area at the year-end 2016 reserve report

“With the sale of our North Louisiana assets, WRD will become a pure-play Eagle Ford producer with oil representing approximately 70% of our production in 2018. While North Louisiana is a tremendous asset, our Eagle Ford position has comparatively more scale and significant runway with over 30 years of inventory at our current annual pace. Furthermore, by monetizing the North Louisiana asset, we can help fund our 2018 capex program and reinforce our already solid balance sheet,” said Jay Graham, Chairman and Chief Executive Officer of WRD. “In

addition, our Lee County acquisition demonstrates our successful strategy of acquiring excellent acreage with the advantage of well results unavailable to the rest of the market. The Gold and Fristche refracs indicate that this position shows great potential for our Gen 3 well design and our development program. We are excited about focusing entirely on our now 404,000 net acre Eagle Ford position where we see enormous opportunity.”

About WildHorse Resource Development Corporation

WildHorse Resource Development Corporation is an independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and NGL properties primarily in the Eagle Ford Shale in East Texas and the Over-Pressured Cotton Valley in North Louisiana. For more information, please visit our website at www.wildhorserd.com.

(1)

The initial production rates represent the peak average of the initial production rates for the applicable consecutive days of production. The refrac uplift is an estimate of the additional production incurred as a result of the refrac over what the legacy well would have otherwise produced without a refrac completion.

(2)	Based on the Cawley Gillespie & Associates (“CG&A”) audited year-end 2016 proved reserves.

Cautionary Statements and Additional Disclosures

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “will,” “plans,” “seeks,” “believes,” “estimates,” “could,” “expects” and similar references to future periods. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond WRD’s control. All statements, other than historical facts included in this press release, that address activities, events or developments that WRD expects or anticipates will or may occur in the future, including such things as WRD’s future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, future drilling locations and inventory, competitive strengths, goals, expansion and growth of WRD’s business and operations, plans, successful consummation and integration of acquisitions and other transactions, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Although WRD believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

WRD cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond WRD’s control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in WRD’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by WRD will be realized, or even if realized, that they will have the expected consequences to or effects on WRD, its business or operations. WRD has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

WildHorse Resource Development Corporation

Pearce Hammond, CFA (713) 255-7094

Vice President, Investor Relations

ir@wildhorserd.com

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